Exhibit 32.2
CERTIFICATION
I, Juan J. Román, Vice President of Finance and Chief Financial Officer of Triple-S Management Corporation (the Corporation), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
1.	The Quarterly Report on Form 10-Q of the Corporation for the period ended March 31, 2008 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	May 9, 2008	By:	/s/ Juan J. Román
Juan J. Román
Vice President of Finance
and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.